EXHIBIT 11
                           Earnings Per Share Schedule


Calculation of net income under the modified treasury stock method:

                                                        THREE          SIX
                                                        MONTHS        MONTHS
Primary
         Net income applicable to common stock        $  855,043    $1,358,655
         Assumed interest expense reduction                4,183        13,383
                                                      ----------    ----------
                                                      $  859,226    $1,372,038
                                                      ==========    ==========

         Weighted average common stock outstanding     6,515,819     6,487,133
         Common stock equivalents                      1,066,441     1,066,441
                                                      ----------    ----------
                                                       7,582,260     7,553,574
                                                      ==========    ==========

             Net income per share                     $      .11    $      .18
                                                      ==========    ==========

Fully diluted
         Net income applicable to common stock        $  855,043    $1,358,655
         Preferred stock dividends                       118,434       119,090
         Assumed interest expense reduction                4,183        13,383
                                                      ----------    ----------
                                                      $  977,660    $1,491,128
                                                      ==========    ==========

         Weighted average common stock outstanding     6,515,819     6,487,133
         Common stock equivalents                      1,066,441     1,066,441
         Assumed conversion of preferred stock         1,231,153       628,301
                                                      ----------    ----------
                                                       8,813,413     8,181,875
                                                      ==========    ==========

             Net income per share                     $      .11    $      .18
                                                      ==========    ==========